Exhibit 3(b)

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           COMMERCEFIRST BANCORP, INC.
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                           ARTICLE I. PRINCIPAL OFFICE

         The principal office of CommerceFirst Bancorp, Inc. (herein the "Corporation") shall be at 705 Melvin Avenue, Suite 104, Annapolis, Maryland 21401 or such other place as the Board of Directors from time to time shall determine.

                       ARTICLE II. MEETING OF SHAREHOLDERS

         2.1 Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of Maryland as the Board of Directors may determine and as designated in the notice of such meeting.

         2.2 Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

         2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the majority of the Board of Directors in accordance with the provisions of the Corporation's Articles of Incorporation, or a special meeting may be called by the Secretary of the Corporation upon the written request of the holders of not less than fifty percent (50%) of all votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting and shall be delivered at the principal office of the Corporation addressed to the Chairman of the Board of Directors, the President or the Secretary. The Secretary shall inform the shareholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, the Secretary shall then notify each shareholder entitled to notice of the meeting.

         2.4 Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board of Directors or the President to preside at such meetings.

         2.5 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given either personally or by mail or at the direction of the Board of Directors, not less than Ten (10) days nor more than Sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting and to each other shareholder entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a shareholder be present at a meeting, or in writing waives notice thereof before or after the meeting and such waiver is filed with the records of the meeting of shareholders, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned for more than Thirty (30) days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for Thirty (30) or fewer days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

         2.6 Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any



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dividend,  or in order to make a  determination  of  shareholders  for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than Sixty (60) days and, in case of a meeting of shareholders, not less than Ten (10) days prior to the date on which the particular action,
requiring  such   determination   of  shareholders  is  to  be  taken.   When  a
determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         2.7 Quorum. Unless otherwise provided in the Corporation's Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. All proxies shall be signed and notarized by the shareholder and shall be filed with, and verified by, the Secretary prior to the record date of any meeting before being voted. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after Eleven (11) months from the date of its execution, unless otherwise provided in the proxy. For the purpose of providing Notice of Meetings to shareholders of record for whom valid proxies are on file with the Corporation, notice shall be given to the shareholder, and not the proxy holder as provided in Section 2.5.

         2.9 Voting. At each election for directors, every shareholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided by the Corporation's Articles of Incorporation, these Bylaws, or the General Laws of the State of Maryland, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on any transaction or matter.

         2.10 Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a unanimous written consent to the action is signed by each shareholder entitled to vote on the matter and a written waiver of any rights to dissent is signed by each shareholder entitled to notice but not entitled to vote at the meeting. The unanimous written consent and the written waiver, if any, shall be filed with the records of the shareholders' meetings.

         2.11 Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         2.12 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.



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         A  shareholder  whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee on the books of the Corporation and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Treasury shares of its own stock held by the Corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         2.13 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election at act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board of Directors or the President may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board of Directors or the President.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         2.14 Nomination Procedures. The Board of Directors, or a committee thereof appointed in accordance with Article IV hereof shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least Twenty (20) days prior to the date of the annual meeting.

         Nominations for the election of directors may also be made by any shareholder of the Corporation entitled to vote generally in the election of directors. Such nominations by a shareholder must be made in writing and delivered to the Secretary not later than Ninety (90) days prior to the month and day that is One (1) year subsequent to the date that the proxy materials regarding the last election of directors to the Board of Directors were mailed to shareholders. Each such notice of nomination by a shareholder must set forth
(a) the full name, age and date of birth of each nominee proposed in the notice,
(b) the business and residence addresses and telephone numbers of each such nominee, (c) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and (d) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present in person and the nominee must be present in person at the meeting for the election of directors. Any vote cast for a person who has not been duly nominated pursuant to this Article II, Section 14, shall be void.

         2.15 New Business at Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, proposals for new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

         For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than Thirty (30) nor more than Ninety (90) days before the date of any such annual meeting of shareholders; provided, however, that if less than Forty-five (45) days' notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received by the Secretary not later than the close of business on the Fifteenth (15th) day following the day on which notice of the date of the meeting was mailed to shareholders or two (2) days before the



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date  of the  meeting,  whichever  is  earlier.  Each  such  notice  given  by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth (a) a brief description of the business and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Shareholder proposals that do not satisfy the requirements of this Article II, Section 15, may, but need not, be considered and discussed but not acted upon at an annual meeting.

                         ARTICLE III. BOARD OF DIRECTORS

         3.1 General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. In addition to other powers specifically set out in these Bylaws or that apply under the General Laws of the State of Maryland, the Board of Directors and any committees thereof shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the shareholders under the General
Laws of the State of Maryland. The Board of Directors shall annually elect a Chairman of the Board of Directors, a Vice Chairman and a President from among its members and shall designate, when present, either the Chairman of the Board of Directors or the President to preside at its meetings.

         3.2 Qualification of Directors. Each director must be the holder of unencumbered or unhypothecated shares of common stock of the Corporation having an aggregate par value of $500 or a fair market value of $500, or such greater amounts as may be required, from time to time, under applicable law.

         3.3 Number, Term and Election. The maximum number of directors is fixed by the Corporation's Articles of Incorporation and may be altered only by amendment thereto. The corporation shall at all times have at least Three (3) directors if required in accordance with ss.2-402 of the Corporations and Associations Article of the Annotated Code of Maryland unless the number of stockholders drops below Three (3) at which time the number of directors shall be no fewer than the number of stockholders pursuant to ss.2-402 of the Corporations and Associations Article of the Annotated Code of Maryland. The Board of Directors may, by a vote of a majority of the directors then in office, between annual meetings of shareholders, increase or decrease the membership of the Board of Directors within the limits allowed by the Articles of Corporation, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The initial Board of Directors shall consist of Three (3) directors. One (1) of the initial directors (the "Class 2000" Director) shall serve an initial one (1) year term and his or her successor shall be elected at the expiration of such initial one (1) year term by the stockholders. One (1) of the initial directors (the "Class 2001" Director) shall serve an initial Two (2) year term and his or her successor shall be elected at the expiration of such initial Two (2) year term by the stockholders. One (1) of the initial directors (the "Class 2002" Director) shall serve an initial Three (3) year term and his or her successor shall be elected at the expiration such initial Three (3) year term by the stockholders. Except as provided above for initial terms of Class 2000, Class 2001 and Class 2002 directors, renewal terms of directors shall be for Three (3) years. Each class of director shall hereafter be designated by the year during which the term of such class expires. The Board of Directors may, by a vote of a majority of the directors then in office, increase or decrease the membership of the Board of Directors between annual meetings of shareholders, provided that any such increase or decrease shall be done in a manner which attempts to allocate the terms of the directors evenly between the classes of Directors and causes the terms of Directors to expire simultaneously within each class of Director.

         3.4 Regular Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw within Two (2) weeks after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors of the Corporation, the President of the Corporation or by a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.


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         3.6  Conference  Telephone Meetings.  Members of the Board of Directors
may participate in any meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         3.7 Notice of Special Meetings. Written notice of any special meeting stating the time and place of such meeting shall be given to each director at least Forty-eight (48) hours previous thereto, unless waived. Every director shall, at the request of the Chairman, designate in writing a telefax number to which such notices and any other official notices may be sent. Confirmed transmission of any such notice to such designated telefax number shall be deemed lawful and binding notice for all purposes unless specifically prohibited by law. Each director shall be responsible for the security and confidentiality of any and all notices sent to his or her designated telefax number. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need by specified in the notice or waiver of notice of such meeting.

         3.8 Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken.

         3.9 Voting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the Corporation's Articles of Incorporation, these Bylaws, or the General Laws of the State of Maryland.

         3.10 Action by Written Consent. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the Secretary of the Corporation for inclusion in the corporate minute book.

         3.11 Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board of Directors, the President, or the Secretary. Unless otherwise specified in the notice, such resignation shall take effect upon acceptance thereof by the Board of Directors.

         3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

         3.13 Advisory Directors and Directors Emeritus. The Board of Directors may by resolution appoint persons to serve as advisory directors, who may also serve as directors emeritus, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. No advisory director or director emeritus shall have the authority to participate by vote in the transaction of business.

         3.14 Contracts with Interested Directors. No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction, of this Corporation with any person, firm, or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in, such contract, act or transaction, or is in any way connected with such person, firm, or corporation, and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.


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                ARTICLE IV. COMMITTEES OF THE BOARD OF DIRECTORS

         4.1 The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. The Board of Directors may delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation, except such authority as may be specifically reserved to the full Board of Directors by the General Laws of the State of Maryland. Each committee shall consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member.

         4.2 The Board of Directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any committee of the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

                               ARTICLE V. OFFICERS

         5.1 Positions. The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors shall from time to time deem necessary for the conduct of the business of the Corporation. Any two or more offices may be held by the same person. The Board of Directors may designate one or more Vice Presidents as Senior Vice President. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine by resolution. In the absence of action by the Board of Directors, the officers shall have such powers and duties as are generally incident to their respective offices.

         5.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 4 of this Article V.

         5.3 Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon its acceptance by the Board of Directors.

         5.4 Removal. Any officer may be removed by vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         5.5 Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board of Directors or by the Vice Chairman, the President or a Vice President and by the


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Treasurer  or  an  assistant  treasurer  or by  the  Secretary  or an  assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         6.2 Form of Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Maryland; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.

         6.3 Payment for Shares. No certificate shall be issued for any shares until such share is fully paid. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

         6.4 Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         6.5 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

         6.6 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         6.7 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                     ARTICLE VII. FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

                             ARTICLE VIII. DIVIDENDS

         Subject to the provisions of the Corporation's Articles of Incorporation and applicable law, the Board of Directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

                           ARTICLE IX. CORPORATE SEAL

         The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.


                    ARTICLE X. NATIONAL DISASTER OR EMERGENCY


         If, by reason of national disaster or emergency, it shall not be possible to assemble a quorum of Directors, the available Director or Directors shall have all of the powers and shall exercise all of the duties of the full Board in the management of the business of the Bank and for the purpose of continuing or resuming its business at its usual or other available quarters.

         In the event of national disaster or emergency, the available officer or officers of the Bank shall have and may exercise all powers necessary to continue or resume the business of the Bank at its usual or other available quarters, in the following order of seniority: (1) the Chairman of the Board;
(2) the Vice Chairman (3) the President; (4) the Executive Vice President; (5) the Senior Vice President; (6) the Vice President; (7) the Treasurer; (8) the Secretary. In the event that more than one officer of designated rank shall be available, the officer with the higher salary shall have seniority. In the event that two or more officers with the same rank shall have the same salary, that officer who first attained such rank shall have seniority.

         If, in the event of national disaster or emergency, none of the officers designated above shall be available, or if, in the opinion of the available Director or Directors of the Bank, it shall appear advisable to do so, said Director or Directors may obtain the services or any officer, officers, or other personnel of any other Bank or banking company affiliated with this Bank through common stock ownership or otherwise, for the purpose of continuing or resuming the operations of this Bank.

                             ARTICLE XI. AMENDMENTS

         The Bylaws may be amended only as provided in the Articles of Incorporation.

         I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of CommerceFirst Bancorp, Inc., a Maryland Corporation as adopted and approved this _____ day of November, 1999.




                                                     ---------------------------
                                                     Alvin R. Maier, Secretary